EXHIBIT 99
FOR IMMEDIATE RELEASE	CONTACT:
Thursday July 19, 2007	John A. Ustaszewski Chief Financial Officer (740) 657-7000
DCB FINANCIAL CORP ANNOUNCES
SECOND QUARTER 2007 EARNINGS AND
DECLARES DIVIDEND
LEWIS CENTER, Ohio, July 19 — DCB Financial Corp, (OTC Bulletin Board DCBF) announced earnings of $1.20 million, or $0.32 per basic and diluted share for the three months ended June 30, 2007. The Corporation also reported earnings of $2.71 million, or $0.72 per basic and diluted share for the six months ended June 30, 2007. Return on assets for the second quarter 2007 was 0.70%, while return on equity was 7.96%.
The Board of Directors also approved a dividend of $0.15 per share, payable August 15, 2007 to shareholders of record as of July 31, 2007.
President and Chief Executive Officer Jeffrey T. Benton commented, “The second quarter 2007 results were mixed. Like many other banks in Ohio and the industry in general, competitive pressure and slower economic activity have reduced our net interest margin, our primary source of revenue. In addition, credit quality issues in our investment property loan portfolio have caused increased losses. We have taken proactive steps to address these issues and are confident that growth and improved profitability will return. In the meantime our efficiency remains good. We continue to make progress on the expansion of our branch network, and are excited about the four additional locations we expect to open by year end.”
Net Income
The decrease in net income was primarily related to slower growth in loans due to pricing competition, higher borrowing and deposit costs associated with the continued shift from low rate deposits into more expensive products, and credit costs related to the Corporation’s investment property portfolio. Issues associated with the investment property portfolios are being experienced by many other financial institutions in Ohio. In addition, the effective tax rate in the 2007 period was favorably impacted by the resolution of federal income tax contingencies from prior periods.
Net Interest Income
Net interest income was $5.4 million for the three months ended June 30, 2007, compared to $5.8 million for the same period in 2006. The $401 thousand decrease in the second quarter 2007 compared to 2006 was mainly attributed to a decrease in loan balances, as average earning assets decreased from the second quarter 2006 due to the exit from indirect lending, a high volume of rate driven unscheduled loan payoffs and lower economic activity. With strong pricing competition, the deposit mix shift and lack of loan growth, the net interest margin continues to experience pressure. The second quarter’s net interest margin decreased to 3.45% on a fully tax equivalent basis, from 3.57% during the second quarter 2006. The Bank has seen deposit growth primarily in products such as time deposits and money market accounts, which generally carry higher costs compared to checking and savings products. Increased funding costs may further negatively impact the net interest margin in future periods if the current competitive environment remains in effect.
Noninterest Income
Total noninterest income decreased $27 thousand, or 1.8%, for the three months ended June 30, 2007, compared to the same period in 2006. The Bank’s products and services generated revenues of $1.45 MM for the second quarter ending June 30, 2007 compared to $1.47MM for the same period in 2006. The change in non-interest revenues from period to period is mainly attributed to increases in service charges on deposit accounts, trust revenues and data processing services, offset by losses on the disposal of other real estate owned (OREO) property. The increase in service charges is mainly due to the number of customers served by the Corporation.

In addition, new revenue sources to enhance non interest income are being actively pursued, while management remains vigilant to contain operating expenses in this challenging and competitive period.
Noninterest Expense
Total noninterest expense increased $296 thousand, or 7.0%, for the three months ended June 30, 2007, compared to the same period in 2006. The increase was attributable to salary and employee benefits expenses, occupancy expenses and other administrative expenses, primarily the result of planned staff additions and occupancy expense related to the Corporation’s branch expansion. The branch expansion program remains critical to the Corporation’s long term success in our growing market.
Analysis of Selected Financial Condition (Dollars in thousands)
The Corporation’s assets totaled $677,699 at June 30, 2007, compared to $681,872 at December 31, 2006, a decrease of $4,173, or 0.6%. The decrease in assets was mainly attributed to slower loan growth, increased commercial loan payoffs, due to aggressive competitive pricing, and exiting certain loan programs.
Cash and cash equivalents increased $8,700, from December 31, 2006 to June 30, 2007, driven by an increase in Fed Funds sold. Management classifies the entire securities portfolio as available for sale to provide the Corporation with the flexibility to move funds into loans as demand warrants. Total securities increased slightly from $88,071 at December 31, 2006 to $88,650 at June 30, 2007. The mortgage-backed securities portfolio, totaling $32,559 at June 30, 2007, provides the Corporation with a constant cash flow stream from principal repayments and interest payments.
Total loans, including loans held for sale, decreased $16,844, or 3.0%, from $553,918 at December 31, 2006 to $537,074 at June 30, 2007. While business loan and commercial real estate activity remains good within the local market, the Bank has experienced a decline in loan balances due to unscheduled payoffs in the commercial portfolio because of intense competitive pricing and a significant reduction in investment property and indirect auto lending activities. Retail loan production including credit card and home equity loans experienced stable activity within the branch network.
Total deposits decreased $4,122, or 0.8%, from $524,094 at December 31, 2006 to $519,972 at June 30, 2007. Reflecting the continued shift from low cost to higher rate deposits and intense competitive pricing, non-interest bearing and regular savings deposit accounts declined $22,240, from December 31, 2006 to June 30, 2007, while money market deposits increased $27,043, during the same time period. The new CDARS program introduced last year has grown to $34,627 in deposits at June 30, 2007. Also, other expensive wholesale deposit sources including broker CDs and money market saving accounts have been allowed to run off due to growth in The Bank’s money market and CDARS products.
Total borrowings remained relatively flat at $96,661 from $95,512 for the six months ended June 30, 2007. Continued reliance on outside funding rather than lower cost deposits could increase the Corporation’s overall cost of funds.
Provision and Allowance for Loan Losses
The provision for loan losses totaled $1.069 million for the three months ended June 30, 2007, compared to $420 thousand for the same period in 2006. The increase is mainly attributable to credit issues in the investment property portfolio. DCB maintains an allowance for loan losses at a level to absorb management’s estimate of probable inherent credit losses in its portfolio. Non-accrual loans for the three months ended June 30, 2007 were $5.982 million compared to $1.393 million for the same period in 2006. The majority of non-accrual balances are attributed to loans in the investment real estate sector that were not generating sufficient cash flow to service the debt. Net charge-offs for the three months ended June 30, 2007 increased to $1.089 million, compared to $245 thousand for the three months ended June 30, 2006. Annualized net charge-offs for the three months ended June 30, 2007 were 0.80% compared to 0.17% at June 30, 2006. The largest percentage of charge-offs during 2007 is attributed to the economic conditions that affected the investment property portfolio. Delinquent loans over thirty days from period to period increased to 3.30% at June 30, 2007 from 1.56% at June 30, 2006. Non-performing loans to total loans increased to 1.13% of loans at June 30, 2007, from .25% at June

30, 2006. Management is of the belief that most real estate values are presently stable in the primary lending area. Management will continue to monitor the credit quality of the lending portfolio and will recognize additional provisions in the future to maintain the allowance for loan losses at an appropriate level. Management will continue to focus on activities related to monitoring, collection and workout of delinquent loans. In addition, management will continue to monitor exposure related to industry segments, in order to adequately diversify the loan portfolio. The balance for allowance for loan losses was $5,324, or 0.99% of total loans at June 30, 2007, compared to $5,792, or 1.03% of total loans at June 30, 2006.

SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 19, 2007 Press Release
DCB FINANCIAL CORP
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Cash and due from financial institutions	$15,594	$15,894
Federal funds sold	9,000	—

Total cash and cash equivalents	24,594	15,894
Securities available for sale	88,650	88,071
Loans held for sale	1,885	1,455
Loans	535,189	552,463
Less allowance for loan losses	(5,324)	(5,442)

Net loans	529,865	547,021
Real estate owned	485	—
Investment in FHLB stock	3,670	3,604
Premises and equipment, net	10,369	9,468
Investment in unconsolidated affiliates	968	968
Bank owned life insurance	9,608	9,396
Accrued interest receivable and other assets	7,605	5,995

Total assets	$677,699	$681,872

LIABILITIES
Deposits
Noninterest-bearing	$53,231	$70,428
Interest-bearing	466,741	453,666

Total deposits	519,972	524,094
Federal funds purchased and other short-term borrowings	3,607	1,776
Federal Home Loan Bank advances	93,054	93,736
Accrued interest payable and other liabilities	656	867

Total liabilities	617,289	620,473

SHAREHOLDERS’ EQUITY
Common stock, no par value, 7,500,000 shares authorized, 4,273,750 issued at June 30, 2007 and 4,273,908 issued at December 31, 2006	3,780	3,780
Retained earnings	70,413	68,807
Treasury stock, at cost, 538,430 and 458,786 shares at June 30, 2007 and December 31, 2006	(13,091)	(10,841)
Accumulated other comprehensive loss	(692)	(347)

Total shareholders’ equity	60,410	61,399

Total liabilities and shareholders’ equity	$677,699	$681,872

DCB FINANCIAL CORP
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Interest and dividend income
Loans	$9,947	$9,934	$19,998	$19,360
Taxable securities	890	881	1,764	1,735
Tax-exempt securities	225	238	454	470
Federal funds sold and other	130	36	195	68

Total interest income	11,192	11,089	22,411	21,633

Interest expense
Deposits	4,748	4,241	9,472	7,887
Borrowings	996	999	2,012	2,074

Total interest expense	5,744	5,240	11,484	9,961

Net interest income	5,448	5,849	10,927	11,672

Provision for loan losses	1,069	420	1,684	980

Net interest income after provision for loan losses	4,379	5,429	9,243	10,692

Noninterest income
Service charges on deposit accounts	684	670	1,309	1,298
Trust department income	200	192	449	410
Net loss on sale of assets	(65)	(5)	(72)	(10)
Gains on sale of loans	119	123	207	175
Treasury management fees	141	162	257	315
Data processing servicing fees	115	85	205	168
Earnings on bank owned life insurance	123	120	252	248
Other	129	126	318	254

	1,446	1,473	2,925	2,858

Noninterest expense
Salaries and other employee benefits	2,389	2,294	4,741	4,511
Occupancy and equipment	869	815	1,703	1,603
Professional services	129	157	228	275
Advertising	104	98	203	192
Postage, freight and courier	67	104	143	201
Supplies	96	42	160	128
State franchise taxes	131	129	289	263
Other	724	574	1,233	1,043

	4,509	4,213	8,700	8,216

Income before income taxes	1,316	2,689	3,468	5,334

Federal income tax expense	120	795	761	1,580

Net income	$1,196	$1,894	$2,707	$3,754

Basic and diluted earnings per common share	$0.32	$0.50	$0.72	$0.98

Dividends per share	$0.14	$0.14	$0.28	$0.27

DCB FINANCIAL CORP
Selected Key Ratios and Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	6/30/07	6/30/06	6/30/07	6/30/06
Key Financial Information

Net interest income	$5,448	$5,849	$10,927	$11,672

Provision for loan and lease losses	$1,069	$420	$1,684	$980

Non-interest income	$1,446	$1,473	$2,925	$2,858

Non-interest expense	$4,509	$4,213	$8,700	$8,216

Net income	$1,196	$1,894	$2,707	$3,754

Loan balances (average)	$542,943	$567,346	$547,903	$564,937

Deposit balances (average)	$514,562	$543,058	$514,033	$536,047

Non-accrual loans to total loans (net)	$5,982	$1,393	$5,982	$1,393

Loans 90 days past due and accruing	$4,085	$3,337	$4,085	$3,337

Basic earnings per common share	$0.32	$0.50	$0.72	$0.98

Diluted earnings per common share	$0.32	$0.50	$0.72	$0.98

Weighted Average Shares Outstanding (000)
Basic	3,735	3,815	3,761	3,818

Diluted	3,741	3,822	3,770	3,824

DCB FINANCIAL CORP
Selected Consolidated Financial Information
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	6/30/07	6/30/06	6/30/07	6/30/06
Key ratios

Return on average assets	0.70%	1.07%	0.79%	1.08%

Return on average shareholders’ equity	8.0%	13.2%	9.0%	13.3%

Annualized non-interest expense to average assets	2.63%	2.38%	2.53%	2.33%

Efficiency ratio	65.4%	57.5%	62.8%	56.6%

Net interest margin	3.45%	3.57%	3.47%	3.59%

Equity to assets at period end	8.91%	8.24%	8.91%	8.24%

Allowance for loan losses as a percentage of period-end loans	0.99%	1.03%	0.99%	1.03%

Total allowance for losses on loans to non-accrual loans	89%	416%	89%	416%

Net charge-offs (annualized) as a percent of average loans	0.80%	0.17%	0.66%	0.26%

Non-accrual loans to total loans (net)	1.13%	0.25%	1.13%	0.25%

Delinquent loans (30+ days)	3.30%	1.56%	3.30%	1.56%

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 16 full-service branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.
Application of Critical Accounting Policies
DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.
The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2005 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.
Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the “Bank”). Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.
The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.